EXHIBIT 1

REGISTRATION RIGHTS AGREEMENT

by and among

Teck Resources Limited

and

the Guarantors listed on Schedule A hereto

and

J.P. Morgan Securities, Inc.

Banc of America Securities LLC

Citigroup Global Markets Inc.

BMO Capital Markets Corp.

CIBC World Markets Corp.

RBC Capital Markets Corporation

Mitsubishi UFJ Securities International plc

Mizuho Securities USA Inc.

RBS Securities Inc.

Scotia Capital (USA) Inc.

The Toronto-Dominion Bank

Dated as of May 8, 2009

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 8, 2009, by and among Teck Resources Limited, a Canadian corporation (the “Company”), the Guarantors (collectively, the “Guarantors”), and J.P. Morgan Securities, Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., BMO Capital Markets Corp., CIBC World Markets Corp., RBC Capital Markets Corporation, Mitsubishi UFJ Securities International plc, Mizuho Securities USA Inc., RBS Securities Inc., Scotia Capital (USA) Inc. and The Toronto-Dominion Bank (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 9.750% Senior Secured Notes due 2014 (the “2014 Notes”), 10.250% Senior Secured Notes due 2016 (the “2016 Notes”) and 10.750% Senior Secured Notes due 2019 (the “2019 Notes” and, together with the 2014 Notes and the 2019 Notes, the “Initial Notes”) guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees attached thereto are herein collectively referred to as the “Initial Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated May 5, 2009 (the “Purchase Agreement”), among the Company, the Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(q) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

Broker-Dealer: Any broker or dealer registered under the Exchange Act.

Business Day: Any day other than a Saturday, Sunday or Canadian or U.S. federal holiday or a day on which banking institutions or trust companies located in Toronto, Ontario or New York, New York are authorized or obligated to be closed.

Closing Date: The date of this Agreement.

Commission: The Securities and Exchange Commission.

Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer evidencing the same indebtedness as the Initial Securities, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of

Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer as of the original expiration date of the Exchange Offer.

Effectiveness Target Date: As defined in Section 5 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders and evidencing the same indebtedness as the Transfer Restricted Securities.

Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities: The 9.750% Senior Notes due 2014, of the same series under the Indenture as the 2014 Notes and the Guarantees attached thereto, the 10.250% Senior Notes due 2016, of the same series under the Indenture as the 2016 Notes and the Guarantees attached thereto and the 10.750% Senior Notes due 2019, of the same series under the Indenture as the 2019 Notes and the Guarantees attached thereto, to be issued to Holders in exchange for and to evidence the same indebtedness as the Transfer Restricted Securities pursuant to this Agreement.

FINRA: Financial Industry Regulatory Authority, Inc.

Free Writing Prospectus: Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

Holders: As defined in Section 2(b) hereof.

Indemnified Holder: As defined in Section 8(a) hereof.

Indenture: The indenture, dated as of May 8, 2009, by and among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers: As defined in the preamble hereto.

Initial Notes: As defined in the preamble hereto.

Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Initial Securities: As defined in the preamble hereto.

Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Registration Default: As defined in Section 5 hereof.

Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities: The Initial Securities and/or the Exchange Securities, as applicable.

Securities Act: The Securities Act of 1933, as amended.

Shelf Filing Deadline: As defined in Section 4(a) hereof.

Shelf Registration Statement: As defined in Section 4(a) hereof.

Trust Indenture Act: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Means each Initial Security until the earliest of: (i) the date on which such Initial Security has been exchanged in an Exchange Offer by a person other than a Broker-Dealer receiving Exchange Securities in the Exchange Offer (a “Participating Broker Dealer”) for freely transferable Exchange Securities evidencing the same indebtedness as the Initial Securities, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of an Initial Security for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement (or such a prospectus is made available to such Participating Broker-Dealer by the Company pursuant to the Registration Rights Agreement), (iii) the date on which such Initial Security has been disposed of in accordance with the Shelf Registration Statement, or (iv) the date on which such Initial Security is eligible to be distributed to the public by persons who are not affiliates of the Company pursuant to Rule 144 under the Securities Act without regard to the volume limitations included therein and without regard to whether the Company is current in its Exchange Act filings.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall (i) cause to be filed with the Commission after the Closing Date a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day), (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 210 days after the Closing Date (or if such 210th day is not a Business Day, the next succeeding Business Day).

(c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial

Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Company and the Guarantors shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), or (ii) with respect to any Holder of Transfer Restricted Securities (other than by reason of being an affiliate of the Company), (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, upon such Holder’s request, the Company and the Guarantors shall cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act on an applicable form, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) and use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the later of (A) 180 days after the Closing Date and (B) the earliest to occur of (1) the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement, and (2) the 90th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities in the case of clause (1) above and, in the case of clause (2) above, resales of Transfer Restricted Securities by the Holders of which shall have provided the information required pursuant to Section 4(b) hereof.

Each of the Company and the Guarantors shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, until the earliest of (i) the date when all the Initial Securities covered by such Shelf Registration Statement can be sold to the public under Rule 144 under the Securities Act without regard to the volume limitations included therein and without regard to whether the Company is current in its Exchange Act filings (assuming they are not held by an Affiliate of the Company) and (b) the date on which all of the Initial Securities covered by such Shelf Registration Statement are disposed of in accordance therewith.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) any of the Registration Statements required to be filed by the Company pursuant to this Agreement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iii) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of Securities covered thereby during the periods specified in this Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective except as permitted by Section 6(e) (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.50% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.50% per annum (“Additional Interest”). All accrued Additional Interest will be paid by the Company and the Guarantors on each interest payment date. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities unless the Commission has announced its intention not to grant no-action letters of such kind. Each of the Company and the Guarantors hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, each of the Company and the Guarantors hereby agrees to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission (which may include a “no-action” position by the Commission staff).

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof in accordance with Section 4.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall in all cases, subject to Section 6(e):

(i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. Subject to Section 6(e), if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, upon request, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents (other than Form 6-Ks incorporated by reference) will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within two Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission. Notwithstanding the foregoing, the Company shall not be required to take any actions under this Section 6(c)(iv) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus that materially changes the disclosure therein taken as a whole, provide copies of such document to the Initial Purchasers (if they are selling Holders under the relevant Registration Statement), and to the underwriter(s), if any, make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, subject to negotiation, execution and delivery of customary confidentiality agreements, and include such information in such document prior to the filing thereof as the Initial Purchasers or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant, subject to negotiation, execution and delivery of customary confidentiality agreements, in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) upon request, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, (without any documents incorporated by reference therein or exhibits thereto, unless requested);

(ix) upon request, deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; provided, that if no Registration Statement is effective or no Prospectus is usable in accordance with the provisions of Section 6(b) hereof, the Company shall deliver to each selling Holder a notice to that effect in response to such request; each of the Company and the Guarantors hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(x) in the case of an Exchange Offer Registration Statement, upon the request of any known Broker-Dealer required to deliver the Prospectus contained in an Exchange Offer Registration Statement or in the case of a Shelf Registration Statement, upon the request of the underwriters, if any, the Initial Purchasers with Securities registered thereunder, if any, or Holders of a majority in principal amount of the outstanding Securities registered thereunder, each of the Company and the Guarantors shall:

(A) in the case of an Underwritten Offering, furnish to each Initial Purchaser (if a selling Holder), each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) certificates, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 6(d) of the Purchase Agreement or in paragraphs (i), (ii) and (iii) of Section 6(e) of the Purchase Agreement, as applicable, and such other matters as such parties may reasonably request;

(2) opinions in customary form, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, of counsel(s) for the Company and the Guarantors covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as such parties may reasonably request;

(3) customary comfort letters, dated the date of effectiveness of the Shelf Registration Statement, from each of the Company’s and, if its financial statements are included therein, Fording Canadian Coal Trust’s certified independent public accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(f) of the Purchase Agreement, without exception;

(4) letters, dated the date of effectiveness of the Shelf Registration Statement, from engineer(s) concerning the information on the Company’s reserves and resources set forth therein, to the effect that such engineer has such Shelf Registration Statement and has no reason to believe that there are any misrepresentations in the reserve information set forth therein; and

(B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(x)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(x), if any.

(xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) shall issue, upon the request of any Holder of Initial Securities covered by the Shelf Registration Statement, Exchange Securities of the same series under the Indenture as such Initial Securities having an aggregate principal amount equal to the aggregate principal amount of Initial Securities surrendered to the Company by such Holder in exchange therefor and evidencing the same indebtedness as the Initial Securities or being sold by such Holder, such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Initial Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration

Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xvii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

(xix) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

(d) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. Each Holder receiving such notice shall be required to either (I) destroy all copies, other than permanent file copies, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice, or (II) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension which exceeds the period specified in Section 6(e) shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Company’s option to suspend use of a Registration Statement pursuant to this paragraph (except pursuant to Section 6(e)) shall be treated as a Registration Default for purposes of Section 5 hereof.

(e) If the Company and the Guarantors are required to file a Shelf Registration Statement with respect to any Securities or in connection with the use of any Exchange Offer Registration Statement by Participating Broker-Dealers, the Company and the Guarantors will be entitled to delay such filing or, if they have filed such registration statement, from time to time to require Holders or Participating Broker-Dealers to delay or discontinue the sale or other disposition of Securities pursuant to that Shelf Registration Statement or Exchange Offer Registration Statement for a reasonable period of time not to exceed 45 consecutive days with no more than two such delays in filing or delays or suspension of effectiveness in any calendar year.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws; (v) the fees and disbursements of the Trustee and its counsel; (vi) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (vii) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (viii) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. Indemnification.

(a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus used in violation of this Agreement or any “issuer information” filed, or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement, to the extent it is not prejudiced by such failure. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). In case any such action is brought against any Holder and such Holder seeks or intends to seek indemnity from the Company or a Guarantor, the Company will be entitled to participate in and, to the extent that it shall elect by written notice delivered to such Holder promptly after receiving the aforesaid notice from such Holder, to assume the defense thereof with counsel reasonably satisfactory to such Holder; provided, however, if the defendants in any such action include (i) the Company or a Guarantor and (ii) such Holder, and such Holder shall have reasonably concluded that a conflict may arise between the positions of the Company or a Guarantor and such Holder in conducting the defense of any such action or that there may be legal defenses available to it which are different from or additional to those available to the Company or a Guarantor, such Holder shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Holder. Upon receipt of notice from the Company to such Holder of the Company’s election so to assume the defense of such action and approval by such Holder of counsel, the Company and the Guarantors will not be liable to such Holder under this Section 8 for any legal or other expenses subsequently incurred by such Holder in connection with the defense thereof unless (i) such Holder shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the Company and the Guarantors shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by such Holder, representing such Holder) or (ii) the Company shall not have employed counsel satisfactory to such Holder to represent such Holder within a reasonable time after notice of commencement of the action, in each of which cases the reasonable out-of-pocket fees and expenses of counsel shall be at the expense of the Company and the Guarantors. The Company and the Guarantors under this Section 8 shall not be liable for any settlement of any proceeding effected without the Company’s or a Guarantor’s written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and the Guarantors agree to indemnify the Holder against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Holder shall have requested the Company or a Guarantor reimburse such Holder for reasonable out-of-pocket fees and expenses of counsel as contemplated by this Section 8, the Company and the Guarantors agree that they, jointly and severally, shall be liable for any settlement of any proceeding effected without the Company’s or a Guarantor’s written consent if (i) such settlement is entered into more than 30 days after receipt by the Company or a Guarantor of the aforesaid request and (ii) the Company or such Guarantor shall not have reimbursed such Holder in accordance with such request prior to the date of such settlement. Neither the Company nor a Guarantor shall, without the prior written consent of a Holder, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such Holder is or could have been a party and indemnity was or could have been sought hereunder by such Holder, unless such settlement, compromise or consent (i) includes an unconditional release of such Holder from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of such Holder.

(b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, and their respective directors and officers, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, in such proportion that is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and the Company is not subject to Section 13 or 15(d) under the Exchange Act or exempt therefrom pursuant to Rule 12g3-2(b) thereunder, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser, upon their request, of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

SECTION 12. Miscellaneous.

(a) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(b)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Company:

Teck Resources Limited

550 Burrard Street, Suite 3300

Vancouver, BC V6C 0B3

Fax: (604) 699-4750

Attention: Chief Financial Officer

With copies to:

Lang Michener LLP

Brookfield Place

Suite 2500, 181 Bay Street

Toronto, ON M5J 2T7

Fax: (416) 360-8600

Attention: Hellen L. Siwanowicz

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Fax: (212) 757-3990

Attention: Edwin S. Maynard

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; when receipt acknowledged; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(h) Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Each of the Company and the Guarantors irrevocably (i) agrees that any legal suit, action or proceeding against the Company or any Guarantor brought by any Holder or by any person who controls any Holder arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any federal or state court located in New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantors has appointed CT Corporation System, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated thereby which may be instituted in any New York Court by any Initial Purchaser or by any person who controls any Initial Purchaser, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and the Guarantors represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to each of the Company and the Guarantors shall be deemed, in every respect, effective service of process upon the Company or any Guarantor, as applicable. To the extent that the Company or any Guarantor has acquired or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law. The provisions of this clause (i) shall survive any termination of this Agreement, in whole or in part.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follows.]

TECK RESOURCES LIMITED

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
	Title:	Senior Vice President, Commercial Affairs

Signature Page to Registration Rights Agreement

TECK COMINCO COAL PARTNERSHIP, by TECK RESOURCES LIMITED as managing partner

By	/s/ R.A. Millos
Name: R.A. Millos

	Title:	Senior Vice President, Finance and Chief Financial Officer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Registration Rights Agreement

COMINCO MINING PARTNERSHIP by its attorney in fact

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel

By	/s/ Peter C. Rozee
Name: Peter C. Rozee

Signature Page to Registration Rights Agreement

FORDING LIMITED PARTNERSHIP, by FORDING (GP) ULC as general partner

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Director

By	/s/ Ronald A. Millos
Name: Ronald A. Millos
Title: Director

Signature Page to Registration Rights Agreement

QUINTETTE COAL PARTNERSHIP by its attorney in fact

By	/s/ Bill Larmour
Name: Bill Larmour

By	/s/ Ronald A. Millos
Name: Ronald A. Millos

Signature Page to Registration Rights Agreement

TECK COAL PARTNERSHIP, by TECK COMINCO COAL PARTNERSHIP as managing partner, by TECK RESOURCES LIMITED as managing partner

By	/s/ R.A. Millos
Name: R.A. Millos

	Title:	Senior Vice President, Finance and Chief Financial Officer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Registration Rights Agreement

TECK-POGO INC.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Treasurer

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Registration Rights Agreement

AUR QB INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Registration Rights Agreement

AURCAY HOLDINGS INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Registration Rights Agreement

CANADA TUNGSTEN (CAYMAN) INC.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Registration Rights Agreement

CARDINAL RIVER COALS LTD.

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Vice President

Signature Page to Registration Rights Agreement

COMINCO NOVA SCOTIA COMPANY

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel
Title: Director

By	/s/ Anthony A. Zoobkoff
Name: Anthony A. Zoobkoff
Title: Director

Signature Page to Registration Rights Agreement

MINERA CANADA TUNGSTEN CHILE LTDA.

By	/s/ David Baril
Name: David Baril
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Registration Rights Agreement

MINERA RELINCHO COPPER SA

By	/s/ Joseph W. Ruetz
Name: Joseph W. Ruetz
Title: Director

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

Signature Page to Registration Rights Agreement

RELINCHO BAHAMAS LTD.

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Director

By	/s/ Alastair Macdonald
Name: Alastair Macdonald
Title: Director

Signature Page to Registration Rights Agreement

TCAI INCORPORATED

By	/s/ Fred S. Daley
Name: Fred S. Daley
Title: Vice President, Exploration

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Director

Signature Page to Registration Rights Agreement

TCL U.S. HOLDINGS LTD.

By	/s/ Ronald A. Millos
Name: Ronald A. Millos
Title: Director

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Assistant Secretary

Signature Page to Registration Rights Agreement

TECK ALASKA INCORPORATED

By	/s/ G. Leonard Manuel
Name: G. Leonard Manuel
Title: Vice President

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Secretary

Signature Page to Registration Rights Agreement

TECK AMERICAN INCORPORATED

By	/s/ Fred S. Daley
Name: Fred S. Daley
Title: Vice President, Exploration

By	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio
Title: Director

Signature Page to Registration Rights Agreement

TECK BASE METALS LTD.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Alternate Director

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Alternate Director

Signature Page to Registration Rights Agreement

TECK COLORADO INC.

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Director

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Registration Rights Agreement

TECK COMINCO METALS LTD.

By	/s/ Peter C. Rozee
Name: Peter C. Rozee

	Title:	Senior Vice President, Commercial Affairs

By	/s/ Karen L. Dunfee
Name: Karen L. Dunfee
Title: Corporate Secretary

Signature Page to Registration Rights Agreement

TECK FINANCIAL CORPORATION LTD.

By	/s/ Larry A. Mackwood
Name: Larry A. Mackwood
Title: Alternate Director

By	/s/ Peter C. Rozee
Name: Peter C. Rozee
Title: Alternate Director

Signature Page to Registration Rights Agreement

TECK HUNGARY Kft.

By	/s/ Andy Buchan
Name: Andy Buchan
Title: Managing Director

By	/s/ Zsolt Sandor
Name: Zsolt Sandor
Title: Managing Director

Signature Page to Registration Rights Agreement

TECK OPERACIONES MINERAS CHILE LTDA.

By	/s/ David Baril
Name: David Baril
Title: General Manager

By	/s/ Christian Arentsen
Name: Christian Arentsen
Title: Vice President, Finance

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Citigroup Global Markets Inc.
BMO Capital Markets Corp.
CIBC World Markets Corp.
RBC Capital Markets Corporation
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
RBS Securities Inc.
Scotia Capital (USA) Inc.
TD Securities (USA) LLC

By: J.P. Morgan Securities Inc.

By:	/s/ Larry S. Landry
Name: Larry S. Landry
Title: Managing Director

Signature Page to Registration Rights Agreement

SCHEDULE A

List of Guarantors

Teck Cominco Metals Ltd.

Teck Cominco Coal Partnership

Teck Coal Partnership

Quintette Coal Partnership

Fording Limited Partnership

Cardinal River Coals Ltd.

Cominco Mining Partnership

Teck American Incorporated

Teck Colorado Inc.

Teck Alaska Incorporated

Aurcay Holdings Inc.

Aur QB Inc.

Minera Canada Tungsten Chile Ltda.

Teck Operaciones Mineras Chile Ltda.

Canada Tungsten (Cayman) Inc.

Relincho Bahamas Ltd.

Minera Relincho Copper SA

Teck Base Metals Ltd.

Teck-Pogo Inc.

Cominco Nova Scotia Company

TCAI Incorporated

TCL U.S. Holdings Ltd.

Teck Financial Corp. Ltd.

Teck Hungary Kft.